APPGEN SOFTWARE
                       PLATINUM-LEVEL DEALER VAR AGREEMENT

                    THIS APPGEN SOFTWARE PLATINUM-LEVEL VALUE
                     ADDED RESELLER AGREEMENT (AGREEMENT) IS
                     ENTERED INTO ON THIS, THE (DAY) DAY OF
                         (MONTH), (YEAR), BY AND BETWEEN
                 (LICENSEE) (DEALER), AND APTUS CORP (COMPANY).

WITNESSETH:

1. RECITALS. The Company is a designer and manufacturer of computer software products (Products), described in Schedule A below, which are sold in packages identified as software licenses. Dealer is in the business of selling computer hardware and software systems. Dealer has represented to the Company that it is experienced and possesses expertise in the sales of computer hardware and software and possesses sufficient capital, facilities, and personnel to demonstrate, sell, and provide post-sales support and services for the Products of the Company, and to provide programming and software support to its customers. The parties have entered into this Agreement in order to specify the terms and conditions under which Dealer shall be enabled to sell certain products of the Company.

2. DEFINITIONS. All terms used herein which possess a standard meaning within the computer and data processing industry are used in accordance with such standard meaning; provided, however, that the following terms shall have the specific meanings indicated:
     (A) APPGEN shall mean and refer to any and all computer programs and Parameters associated with the applications system generator computer software package known as APPGEN, or as the APPGEN Development System, which is owned and licensed by Company.
     (B) APPGEN Run Time License shall mean a license to use the APPGEN Run Time Programs which allow the execution of Parameters which define an application developed by APPGEN. (C) Application Package shall mean all Parameters and associated packaged computer software programs which define a specific application and which are designed to be used in conjunction with the APPGEN Run Time License to permit the execution of an application.
     (D) Derivative Application Package shall mean any Application Package which was produced by the modification of Company's Proprietary Application Package. An Application Package shall be considered a Derivative Application Package so long as any portion of the Parameters or software programs associated with the modified Proprietary Application Package remain.
     (E) Parameters shall mean files and records created by the APPGEN Development System and which, when accessed in conjunction with the APPGEN Run Time License, provides functional definition and the working components of an Application Package.
     (F) Proprietary Application Package shall mean an Application Package which was developed by Company and is provided to Dealer under this or any separate software license agreement.

3. APPOINTMENT OF PLATINUM-LEVEL DEALER. The Company hereby appoints Dealer to act as a Platinum-level reseller for those Products listed in Schedule A, in the non-exclusive territory of the world. Company may, upon mutual agreement by Dealer and Company, assign DEALER-LEVEL and GOLD-LEVEL value added resellers of APPGEN to Dealer as the provider of licensing and sales support services to assigned DEALER-LEVEL and GOLD-LEVEL value added resellers. If such assignments are made, Dealer will be responsible to the Company for all reseller- and Dealer-associated reporting requirements, and Dealer becomes responsible to fulfill appointed DEALER-LEVEL and GOLD-LEVEL requirements for licensing and sales support to Dealers appointed. In consideration of the support provided by Dealer to any such appointed DEALER-LEVEL and GOLD-LEVEL value added resellers, Company will pay to Dealer a sales commission of Fifteen percent (15%) of the retail value of licenses sold through Dealer-associated DEALER-LEVEL and GOLD-LEVEL value added resellers. Commissions are payable in US Dollars, and payments for commissions will be computed and paid within 30 days of receipt of total license fees due with order submitted by Dealer.

4. TERM AND INITIAL PAYMENT. In exchange for an appointment as Platinum-Level Dealer for APPGEN Products, Dealer agrees to pay to Company a sum of __________________ ($______.__) for an initial Agreement term of
____________________, beginning on the date of execution of this Agreement. The total sum may be paid to Company in _________ monthly installment payments of _________________ ($_______.__). Each installment payment must be received by Company no later than the fifth day of each consecutive month following execution of this Agreement, with the first installment payment due upon submission of this Agreement by Dealer to Company. The entire sum is payable to Company in US Dollars.

5. RENEWAL. The initial term of this Agreement is __________________, and will automatically and annually thereafter renew for an additional term _________________ and with an associated annual fee payable in full at the time of renewal of _____________ ($__________.__), unless this Agreement is otherwise terminated in writing by either party.

6. RIGHTS AND DUTIES OF DEALER. Dealer agrees it shall:
     (A) be entitled to acquire the Products of the Company according to the prices indicated in the Dealer price list in effect at the time the order is placed for resale to End Users. Dealer understands and acknowledges that all purchases of Products hereunder shall be irrevocable except as otherwise provided herein. (B) be bound to all the terms and conditions of the End User Software License Agreement, a copy of which is included in the software, in regard to each License acquired. Such End User Software License Agreement is incorporated herein and made a part hereof.
     (C) at all times during the term of this Agreement devote its best efforts to the promotion and sale of Company Products consistent with good business ethics and in a manner that will reflect favorably on such Products and on the goodwill and reputation of the Company.
     (D) train and maintain such sales and support personnel as are necessary to meet all obligations hereunder, such persons to be trained in regard to the Company's current Products; such persons shall attend, at Dealer's expense, such training sessions as are provided by the Company and are reasonably deemed necessary by the Company to assure a proper level of training. Such staff shall be conversant with the technical language conventional to Computer products in general and shall have sufficient knowledge of the industry, of Company Products (including their specifications, features, and benefits), as well as of competitive products in order to be able to explain in detail to potential customers the differences between Company and competing products. (E) promptly investigate all inquiries from customers and forward promptly to the Company all inquiries which cannot be answered with the information available to Dealer, and do whatever is necessary to maintain each customer's maximum interest in the Products.
     (F) refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever with respect to the promotion or sale of the Products. (G) advise and assist end users concerning the prompt implementation of the Products. (H) hold itself out as an independent contractor with respect to the Company and not represent itself as an agent, representative, or employee of the Company.
     (I) continuously monitor the performance of its sales personnel with respect to the promotion and sale of the Products to ensure that such sales personnel are complying with the requirements of the agreements between the Company and Dealer; The Company, Dealer and any assigned or appointed value added resellers; Dealer and End User.
     (J) provide its sales personnel with adequate training, technical and marketing support, sales and technical literature, including such materials as may be made available to Dealer by the Company, and such other assistance as may be necessary or appropriate in promoting the sales and support of Products. (K) maintain and make available to the Company for periodic audits, records related to performance of the conditions hereof, including the sale and service of Company Products. The Dealer shall also maintain, and make available for periodic audit, current and accurate records, by serial number and customer, of all Products shipped.
     (L) resell Company's Product only in the form provided by the Company; Dealer shall not reproduce any of the Company's products for resale, demonstration or any other purpose, without the express written consent of the Company.
     (M) obtain execution by its customers of all appropriate license agreements and dealer agreements upon delivery of any of the Company's Products. Dealer will insure that all relevant exhibits and attachments are correctly filled out and that serial numbers of products delivered correspond correctly to serial numbers placed on appropriate agreement. Dealer will promptly forward the originals of all appropriate license agreements and Dealer agreements to the Company.
     (N) promptly notify Company of any suspected violation of the Company's End User Software License Agreement or of any Dealer Agreements. Dealer will provide reasonable assistance in verifying the facts surrounding such suspected violations.
     (O) require written and up-to-date proof of assigned or associated value added reseller company status as GOLD-LEVEL or DEALER-LEVEL value added reseller in good standing with Company.

7. DUTIES OF THE COMPANY.
     (A) The Company will provide to the Dealer, at no additional charge, required user licenses of APPGEN software, for resale only and exclusively to Dealer's customer, each month during the life of this in-force Agreement. Licenses to customers of appointed or assigned value added resellers are specifically excluded from this licensing allowance, and must be purchased at contractually-agreed rates, terms, and conditions pursuant to the in-force agreement existing between such value added reseller and Company. (B) The Company warrants the Products in accordance with the provisions of the End User Software License Agreement applicable to a particular Product.
     (C) The Company will ship such licenses as are ordered in writing by Dealer in separate packages which include numbered licensing agreements and the software program. (D) The Company will provide any such training which it believes to be reasonable in regard to its Product and the sales thereof, which will be made available at reasonable times to the employees of the Dealer. (E) The Company will provide sales and promotional literature and materials in regard to its Products in initial quantities; other sales and promotional literature will be available at published prices.

8. SALES AND PAYMENT. Subject to the terms and conditions contained herein, the company hereby agrees to sell to the Dealer, and Dealer hereby agrees to purchase, Products of the Company according to its published dealer price list in effect at the time the Company accepts an order. Payment shall include freight, transportation, and insurance charges, FOB, Dealer's address.
     (A) Unless other arrangements satisfactory to the Company have been made, fifty-percent (50%) of the total amount of the order shall be payable with the order, and the balance of fifty-percent (50%) due on delivery. All amounts are payable exclusively in US dollars.
     (B) Dealer shall pay, in addition to all amounts specified herein and on any invoice rendered by the Company for the purchase of its Products and the license of Licensed Programs, all governmental taxes and assessments (exclusive of taxes and assessments based on the Company's net income) including but not limited to sales, use, and property taxes (as well as interest and penalties thereon, if any) levied or based upon: (1) any Products or Licensed Programs sold, leased, or used hereunder; and (2) any parts or services, if any, that may be supplied hereunder.
     (C) All purchase orders issued hereunder are subject to written acceptance by the Company, who reserves the right to request prepayment in full prior to acceptance of Dealer's purchase order.

9. PROPRIETARY RIGHTS AND CONFIDENTIALITY. Dealer acknowledges that the Products and any associated written materials or other programming documentation belongs exclusively to the Company. Dealer further acknowledges that all information related to the nature of and use of the Products is confidential information. Accordingly, Dealer agrees, and will obtain the agreement of his employees, agents, and subcontractors, to treat confidentially all of such information whether or not copyrightable or patentable. Dealer further agrees to exert its best efforts at all times to protect the confidentiality of all such information, and to take whatever steps necessary to assure such protection.

10. ALTERATIONS AND COPIES. No changes or alterations of any sort shall be made to the APPGEN Run Time systems. Other products of the Company may be altered or modified to produce Derivative Application Packages only in the event additional licenses have been purchased as provided in the End User Software License Agreement. Dealer indemnifies and holds Company harmless from any damages and expenses resulting from the unauthorized use, modification, or alteration of the Software. Dealer agrees to reproduce all copyrights, trademarks, and other references to proprietary rights in the event such copies are made.

11. LICENSE TO USE AND RISK OF LOSS.
     (A) License to use shall pass to the Dealer only upon receipt of full payment and fully executed End User Software License Agreement. Dealer shall execute financial statements and such other documents as the Company requests, from time to time, to protect and perfect its security interest.
     (B) Risk of loss shall pass to the Dealer upon delivery by the Company to the Dealer or its agent. In the absence of specific instructions from Dealer, the Company will select the carrier and provide for insurance at full value, but such carrier shall not be the agent of the Company, nor shall the Company assume any liability regarding the shipment, including risk of loss or damage to Products. All transportation and insurance charges relating to shipment shall be borne by Dealer.

12. LIMITATION OF LIABILITY. Dealer expressly agrees that IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE DEALER OR DEALER'S CUSTOMERS, FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS OPPORTUNITIES, INTERRUPTION OF BUSINESS, OR LOST PROFITS RESULTING FROM THE OPERATION OF A PRODUCT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE PRODUCTS AND SERVICES FURNISHED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY THE COMPANY FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF THE COMPANY WHATSOEVER.

13. ASSISTANCE TO DEALER. No statement or recommendation made or assistance given to Dealer by the Company shall constitute a waiver of any of the provisions of this Agreement. Nor does, or will, the Company warrant any services it may provide in connection with the use of its products to include any assistance, training, or other consultation with the Dealer.

14. BREACH BY DEALER. Any violation of the terms and conditions of this Agreement or the End User Software License Agreement, whether direct or indirect, shall constitute a material breach.

15. WAIVER BY COMPANY NOT CONTINUING. In no event shall any action or inaction by the Company following notice or knowledge of a breach hereunder, be deemed a waiver of such breach. Any waiver of a specific condition of this Agreement by Company shall not be considered a waiver of any other provision or a waiver of a subsequent breach of the same provision.

16. REMEDIES. In the event of a breach by the Dealer of any condition or term under this Agreement, the Company shall have the right to invoke any, or all, of the following remedies:
     (A) Cancellation and revocation of the License and Dealership. (B) Injunction against the Dealer to:
         (I) prohibit the continued use of the software;
         (II) cease and desist from any activity deemed a breach of this Agreement;
     (C) Immediate return of the software upon written demand from Company. Dealer shall deliver with the software a statement, sworn to under oath, that all copies of such software, documentation, etc., have been returned.
     (D) Notwithstanding the above, the company is further entitled to such other damages and/or remedies at law or in equity as a court may determine, together with costs and disbursements and reasonable attorneys' fees, without in any way limiting the right of Company to an injunction as provided in subparagraph (b), above. (E) The Dealer shall indemnify and hold the Company harmless from any liability, cost or expense, including reasonable attorneys' fees for any breach of this Agreement or any representation or warranty made by the Dealer which is not expressly stated in this Agreement or in the End User Software License Agreement. The Dealer agrees to indemnify Company against any claim, suit, causes of action, losses, damages, costs, expenses, including attorneys' fees and other professional fees and expenses, and defend against claims or actions brought by one of the Dealer's customers which names the Company, whether such claims for actions are rightfully or wrongfully brought, or filed. In case a claim should be brought, or an action filed against the Company, Dealer agrees that Company may employ attorneys of Company's own selection to appear and defend the claim or action on behalf of Company at the expense of Dealer. Company, at its option, shall have the sole authority for the direction of the defense and shall be the sole judge of the acceptability of any compromise or settlement of any claims or actions against the Company.
     (F) Applicable obligations of Dealer under this Agreement, as well as under the End User Software License Agreement, shall continue to survive despite such cancellation or termination and the Company shall have the right to pursue its legal rights and remedies and recover from Dealer its attorneys' fees and expenses expended in such efforts. This provision shall specifically apply, but shall not be limited to, the End User Software License Agreement in its entirety, as well as this Agreement.

17. TERMINATION. The rights, duties and obligations set fourth in items 23 and 24 of this Agreement shall survive its termination for a period of ten (10) years.

18. TERMINATION BY NOTICE. Either party may terminate this Agreement, for any cause. Such termination to be effective 30 days following the receipt of notice thereof by the other party by certified mail.

19. TERMINATION FOR CAUSE BY THE COMPANY. In addition to and not in limitation of any other rights and remedies of the Company at law or in equity, the Company shall have the right to terminate this Agreement immediately in the event that:
     (A) Dealer neglects or fails to perform or observe any obligations, warranty, duty, or responsibility or is in default with respect to any term or condition undertaken by Dealer in this Agreement or any End User Software License Agreement related to the Products, including but not limited to the timely payment of any sums due the Company.
     (B) A receiver is appointed for Dealer or its property.
     (C) Dealer becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefits of it creditors. (D) Any proceedings are commenced by or for Dealer under any bankruptcy, insolvency, or debtor's relief law. (E) Dealer is liquidated or dissolved.
     (F) Dealer, for any reason, ceases to act as a dealer for Company's Products. (G) There is a change of management or control of Dealer or any substantial part of its business. (H) This Agreement with Dealer has been allowed to expire beyond the term, and was not subsequently renewed. (I) Dealer did not adequately protect Company rights to licensing and revenue by issuing licenses to any organization or associated or assigned value added reseller and not under the terms and conditions set forth in this Agreement.

20. ACTIONS OF TERMINATION. Upon the effective date of the termination of this
Agreement:
     (A) Dealer shall immediately cease to be a dealer of Company Products and all moneys owed by Dealer to the Company shall become immediately due and payable notwithstanding any credit terms previously made available to Dealer, and Dealer's obligations to pay any sum of money due, payable or accrued under this Agreement shall survive such cancellation or termination.
     (B) Dealer shall immediately cease:
         (I) the use of, or reference to, its status as a Dealer
         (II) the use of, or reference to, any Company trade name and trademarks, except to the extent necessary to dispose of any inventory of Products as of the time of termination or cancellation which are not repurchased by the Company.
     (C) Applicable obligations of Dealer under this Agreement, as well as under the End User Software License Agreement, shall continue to survive despite such cancellation or termination, and the Company shall have the right to pursue its legal rights and remedies and recover from Dealer its attorneys' fees and expenses expended in such efforts. This provision shall specifically apply, but shall not be limited to, the End User Software License Agreement in its entirety.

21. INSPECTION-AUDIT.
     (A) Company shall have the right to inspect, examine and review any Derivative Application Packages altered or modified by the Dealer upon request. (B) The Company shall have the right to audit the Dealer's sales order books, journals, logs, etc. at any time during normal business hours and without prior notice.
     (C) Upon failure or refusal of the Dealer to allow or assist in such audit, inspection, examination or review, the Company may invoke any of the Remedies set forth in Paragraph 14 "Remedies".

22. OWNERSHIP. Company represents that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the Products that are necessary to market, distribute and license the Products. Company has the unrestricted right and authority to enter into this Agreement and to grant the right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the Products.

23. INDEMNIFICATION BY COMPANY. Company shall indemnify, defend and hold Dealer harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to the Products, so long as the Products are used in accordance with the documentation and specifications provided by the Company, and Dealer has adhered to its obligations under this Agreement. Following notice of a claim or a threat of actual suit, Company shall:
         (A) procure for Dealer the right to continue to use, distribute an sell the Products at no additional cost to the Dealer; or
         (B) provide Dealer with a non-infringing version of the Products; or
         (C) notify Dealer that the Products are being withdrawn from the market and immediately terminate this agreement.

24. COOPERATION BY INDEMNIFIED PARTY. Notwithstanding paragraphs xxx of this Agreement, the indemnifying party is under no obligation to indemnify and hold the other party harmless unless:
         (A) the indemnifying party shall have been promptly notified of the suit or claim by the indemnified party and furnished by the indemnified party with a copy of each communication, notice or other action relating to said claim;
         (B) the indemnifying party shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the party's own expenses; and
         (C) the indemnified party shall provide reasonable information and assistance requested by the indemnifying party in connection with such claim or suit.

25. GENERAL PROVISIONS.
     (A) NONASSIGNABILITY. Neither this Agreement nor any of the rights or obligations hereunder shall be assignable by any party hereto without the written consent of the Company first obtained, and any attempted assignment without such written consent shall be void and confer no rights upon any third party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and permitted assigns.
     (B) SEPARABILITY. The provisions of this Agreement are to be considered separately, and if any provision hereof should be found invalid or unenforceable, then the Agreement shall be deemed to have effect as if such provision were not present.
     (C) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington. The parties expressly agree that any action of law or equity resulting from this Agreement shall be conducted in courts, whether state or federal, located in Pierce County, Washington.
     (D) FULL AGREEMENT. The parties affirmatively state that this Agreement, together with each Attachment hereto, is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement.
     (E) AMENDMENT. The agreement shall be modified or amended solely by writing executed by the parties hereto. (F) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. (G) RELATIONSHIPS OF THE PARTIES. Nothing contained in this Agreement shall be construed as constituting the Company or Dealer as the partner, broker, employee, servant, or agent of the other. Dealer is an independent contractor and Dealer shall not have any power, right, or authority, nor will Dealer represent that Dealer has any power, right, or authority, to bind the Company or to assume or create any obligation or responsibility, express or implied, on behalf of the Company or in its name.

                     SCHEDULE A: DISTRIBUTED APPGEN PRODUCTS

                                    attached


                                   SCHEDULE C:
                       APPGEN SOURCE CODE ESCROW AGREEMENT

                                    attached




COMPANY - LICENSOR                          APTUS SOFTWARE CORPORATION

DEALER/VAR AGREEMENT NUMBER:____________
DEALER - ________________


APTUS Corp
APPGEN software
1127 Broadway Plaza, Suite 203
Tacoma, WA  98402

Aptus Authorized  Joanie C Mann, Executive Vice President
Authorized Signature:______________________________________



DEALER Authorized
Name (Print):         _________________________________________
Name (Signature):    _________________________________________
Title:   ______________________________ Date:    _____________
(Licensee)
(Licensee_Address),(City),(State),(Zip),(Country)